Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT OF A POSSIBLE OFFER FALLING UNDER RULE 2.4 OF THE UNITED KINGDOM’S CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND DOES NOT CONSTITUTE A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE. THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE, NOR AS TO THE TERMS ON WHICH ANY FIRM OFFER MIGHT BE MADE.

For immediate release
2 September 2024

REA Group Ltd (“REA”)

Statement Regarding Rightmove plc

Further to press speculation in relation to a possible offer by REA for London Stock Exchange listed Rightmove plc ("Rightmove"), REA confirms that it is considering a possible cash and share offer for the entire issued and to be issued share capital of Rightmove. REA has not approached, nor had any discussions with, Rightmove regarding any potential offer, and makes this announcement in accordance with the requirements of the Code.

The REA Board believes that there are clear similarities between REA and Rightmove in terms of their leading market positions in the core residential business, continued expansion and innovation of offerings across adjacent segments, leading audience share and strong brand awareness, as well as highly aligned cultural values.

REA sees a transformational opportunity to apply its globally leading capabilities and expertise to enhance customer and consumer value across the combined portfolio and to create a global and diversified digital property company, with number 1 positions in Australia and the UK.

The REA Board believes the enlarged group would represent a highly attractive investment opportunity for both REA and Rightmove shareholders, combining robust growth with strong margins and significant cash generation, enabling continued capital appreciation and shareholder returns. REA therefore considers that a combination of the two businesses would provide a significant opportunity to unlock shareholder value.

REA has a long history of growth and has demonstrated a track record of building businesses over decades to create globally leading platforms that have transformed the way people experience property. With an acquisition of Rightmove, REA would look to enhance the UK property experience for buyers, sellers and renters, supporting Rightmove’s vision “to give everyone the belief they can make their move” while positively contributing to the property market ecosystem with investment and innovation.

There can be no certainty that an offer will be made, nor as to the terms on which any offer may be made. REA shareholders do not need to take any action at this time.

Rule 2.6(a) of the Code requires that REA must, by no later than 5.00 p.m. (London time) on 30 September 2024, being the 28th day following the date of this announcement, either announce a firm intention to make an offer for Rightmove in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer for Rightmove, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline will only be extended with the consent of the Takeover Panel, in accordance with Rule 2.6(c) of the Code.

In accordance with Rule 2.5(a) of the Code, REA reserves the right to introduce other forms of consideration and / or vary the mix or composition of consideration of any offer.

In the interests of secrecy prior to this announcement, REA has not made any enquiries of certain parties who may be deemed by the Takeover Panel to be acting in concert with REA in order to determine whether REA would be obliged to offer any minimum level, or particular form, of consideration under Rule 6 or Rule 11 of the Code. Enquiries of such parties will be made as soon as practicable following the date of this announcement and any disclosure in respect of such parties will be made in a further announcement.

A further announcement will be made in due course.
The release of this announcement was authorised by the Disclosure Committee.

Enquiries:

REA Group Ltd Investors:	REA Group Ltd Media:
Alice Bennett	Angus Urquhart
Executive Manager Investor Relations	General Manager Corporate Affairs
P: +61 409 037 726	P: + 61 437 518 713
E: ir@rea-group.com	E: angus.urquhart@rea-group.com

Deutsche Bank (Financial Adviser to REA)
Gavin Deane	+44 (0) 207 260 1000
Oliver Ives
Jennifer Conway

Important notices

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or solicitation of any offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction, whether pursuant to this announcement or otherwise.
The release, distribution or publication of this announcement in jurisdictions outside the United Kingdom and Australia may be restricted by laws of the relevant jurisdictions and therefore persons into whose possession this announcement comes should inform themselves about, and observe, any such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Notice to US Rightmove shareholders

In accordance with normal UK practice and pursuant to Rule 14e-5(b) of the US Exchange Act, REA or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Rightmove shares outside the United States, other than pursuant to an offer, before or during the period in which an offer, if made, remains open for acceptance. Also, in accordance with Rule 14e-5(b) of the US Exchange Act, Deutsche Bank will continue to act as an exempt principal trader in Rightmove shares on the London Stock Exchange. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website, www.londonstockexchange.com.

Rule 2.9 of the Code

For the purposes of Rule 2.9 of the Code, REA confirms that it has in issue 132,117,217 ordinary shares of no par value. The ISIN for the shares is AU000000REA9.

Disclaimer

Deutsche Bank AG is a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany with its principal office in Frankfurt am Main. It is registered with the local district court (Amtsgericht) in Frankfurt am Main under No HRB 30000 and licensed to carry on banking business and to provide financial services. The London branch of Deutsche Bank AG is registered as a branch office in the register of companies for England and Wales at Companies House (branch registration number BR000005) with its registered branch office address and principal place of business at 21, Moorfields, London EC2Y 9DB. Deutsche Bank AG is subject to supervision by the European Central Bank (ECB), Sonnemannstrasse 22, 60314 Frankfurt am Main, Germany, and the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht or BaFin), Graurheindorfer Strasse 108, 53117 Bonn and Marie-Curie-Strasse 24-28, 60439 Frankfurt am Main, Germany. With respect to activities undertaken in the United Kingdom, Deutsche Bank AG is authorised by the Prudential Regulation Authority. It is subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of Deutsche Bank AG's authorisation and regulation by the Prudential Regulation Authority are available from Deutsche Bank AG on request.

Deutsche Bank AG, acting through its London branch ("Deutsche Bank") is acting as financial adviser to REA and no-one else in connection with the matters described in this announcement and will not be responsible to anyone other than REA for providing the protections afforded to clients of Deutsche Bank, nor for providing advice in connection with the subject matter of this announcement or any other matter referred to in this announcement.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available, subject to certain restrictions relating to persons resident in restricted jurisdictions, on REA’s website at www.rea- group.com by no later than 12 noon (London time) on the business day following the date of this announcement. The content of the website referred to in this announcement is not incorporated into, and does not form part of, this announcement.

About REA Group Ltd (www.rea-group.com)

REA Group Ltd ACN 068 349 066 (ASX:REA) (“REA Group”), which is listed on the Australian Securities Exchange, is a multinational digital advertising business specialising in property. REA Group operates Australia’s leading residential and commercial property websites – realestate.com.au and realcommercial.com.au – as well as the leading website dedicated to share property, Flatmates.com.au and property research website, property.com.au. REA Group owns Mortgage Choice Pty Ltd, an Australian mortgage broking franchise group, PropTrack Pty Ltd, a leading provider of property data services, Campaign Agent Pty Ltd, Australia’s leading provider in vendor paid advertising and home preparation finance solutions for the Australian real estate market and Realtair Pty Ltd, a digital platform providing end-to-end technology solutions for the real estate transaction process. In Australia, REA Group holds strategic investments in Simpology Pty Ltd, a leading provider of mortgage application and e-lodgement solutions for the broking and lending industries and Arealytics, a provider of commercial real estate information and technology in Australia. Internationally, REA Group holds a controlling interest in REA India Pte. Ltd. operator of established brands Housing.com and PropTiger.com. REA Group also holds a significant minority shareholding in Move, Inc., operator of realtor.com in the US, the PropertyGuru Group, operator of leading property sites in Malaysia, Singapore, Thailand and Vietnam and Easiloan, a technology platform for end-to-end digital processing of home loans in India.